Exhibit 32-A

FARO Technologies, Inc.

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned President and Chief Executive Officer and Director of FARO Technologies, Inc. (the Company), hereby certify that the Quarterly Report on Form 10-Q for the quarter ended March 29, 2014 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2014

/s/ Jay W. Freeland
Name:	Jay W. Freeland
Title:	President and Chief Executive Officer (Principal Executive Officer)